BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

040105

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Barbara K. Cegavske Secretary of State State of Nevada	20150366247-46
	Filing Date and Time 08/17/2015 12:12 PM
	Entity Number E0392562015-0

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	POSTADS, INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: LEGALINC CORPORATE SERVICES INC. (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 100000000 Par value per share: $ 0.001 Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) STEVE WEISS (Name) 6934 NW 126TH AVE. (Street Address) PARKLAND (City) FL (State) 33076 (Zip Code) 2) KENNETH T MOORE (Name) 6934 NW 126TH AVE. (Street Address) PARKLAND (City) FL (State) 33076 (Zip Code)
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:* ANY LEGAL PURPOSE 6. Benefit Corporation: (see instructions) [ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. CARRI BROWN (Name) X CARRI BROWN (Incorporator Signature) 23586 CALABASAS RD. (Address) CALABASAS (City) CA (State) 91302 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X LEGALINC CORPORATE SERVICES INC. Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity 8/17/2015 (Date)

This form must be accompanied by appropriate fees.